EXHIBIT 22

                   Subsidiaries of PAR Technology Corporation


================================================================================

         Name                                      State of Incorporation
================================================================================

PAR Microsystems Corporation                               New York

PAR Government Systems Corporation                         New York

Rome Research Corporation                                  New York

PAR Vision Systems Corporation                             New York

Transaction Control Industries, Inc.                       Texas

PAR U.K. Corp.                                             New York